Exhibit 10.50

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 4th day of May, 2023, by Venture Global LNG, Inc., a Delaware corporation, with its primary office at 1001 19th Street North, Suite 1500, Arlington, VA 22209 (herein called “Guarantor”), for the benefit of Baker Hughes Energy Services LLC, a limited liability company organized and existing under the laws of the State of Delaware, with a place of business at 17021 Aldine Westfield Road, Houston, Texas 77073 (herein called “Seller”). Guarantor and Seller are individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, Venture Global CP2 LNG, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, with a place of business at 1001 19th Street North, Suite 1500, Arlington, VA 22209 (herein called “Buyer”) is a wholly owned affiliate of Guarantor;

WHEREAS, Buyer and Seller entered into a Purchase Order Contract for the Sale of Liquefaction Train System with Seller dated as of April 7, 2023 (together with the schedules, annexes, and exhibits thereto and as the same may be amended from time to time, herein called the “Contract”), for the supply of certain natural gas liquefaction equipment by Seller;

WHEREAS, the Contract contemplates that Guarantor may guarantee Buyer’s performance under the Contract for the benefit of Seller; and

WHEREAS, Guarantor indirectly owns all of the outstanding membership interests of Buyer and, as ultimate parent company of Buyer, is willing to enter into this Guaranty in satisfaction of the conditions of the Contract.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties hereto agree as follows:

1. Subject to Section 2, Guarantor unconditionally, absolutely and irrevocably guarantees to Seller, and its successors and assigns, as and for its own obligation, and not as a surety, that in the event of Buyer failing in any respect to perform or observe any obligation owed by Buyer to Seller, whether now existing or hereafter arising, under the terms and provisions of the Contract, Guarantor shall within ten (10) Working Days (as such term is defined in the Contract) upon first demand in writing by Seller (a) perform or take such steps as are necessary to achieve performance or observance of such obligations and (b) shall indemnify, defend and hold harmless the Seller Parties (as such term is defined in the Contract) against any and all losses, damages, claims, costs, charges, and expenses, howsoever arising, from the said failure to the extent of Buyer’s liability under the Contract.

2. Notwithstanding anything to the contrary contained in this Guaranty or the Contract, the Guarantor’s aggregate liability under this Guarantee at any time prior to Financial Closing shall not exceed the applicable Maximum Termination Fee.

3. This Guaranty constitutes an independent guaranty, and is not conditioned on or contingent upon or modified, impaired or prejudiced by: (a) any attempt to enforce in whole or in part any obligations of Buyer to Seller; (b) the existence or continuance of Buyer as a legal entity; (c) the consolidation or merger of Buyer with or into any other entity; (d) the sale, lease or disposition by Buyer of all or substantially all of its assets to any other entity; (e) the bankruptcy or insolvency of Buyer or the making by Buyer of a general assignment for the benefit of creditors; (f) any other security now or hereafter held by Buyer as security for the obligations of Buyer; (g) the compromise, settlement, release, waiver, change, modification, or termination of any of Buyer’s obligations under the Contract; (h) the extension of time for payment of any amounts due from Buyer or of the time for performance of any of Buyer’s obligations under the Contract; or (i) the failure, omission, delay or lack on the part of Seller to enforce or exercise any right, power or remedy under or pursuant to the terms of the Contract or this Guaranty.

4. Guarantor’s payment and performance shall be subject to the defenses and the limits on Buyer’s liability under the Contract. Guarantor agrees to make any payment due hereunder upon first written demand, without set-off or counterclaim and without any legal formality, such as protest or notice being necessary, and waives all privileges or rights which it may have as a guarantor, including (a) any right to require Seller to claim payment or to exhaust remedies against Buyer or any other person, (b) notice of any fact which might substantially increase Seller’s risk; (c) notice of presentment for payment, demand or protest and notice thereof as to any instrument; (d) notice of Buyer’s default; (e) any defense arising by reason of any incapacity, lack of authority or disability; (f) any defense arising because of the exercise of any right or remedy available to, or election made by, Seller pursuant to the U.S. Bankruptcy Code and (g) all other notices and demands to which Guarantor might otherwise be entitled.

5. The obligations of Guarantor hereunder are primary and original obligations and, subject to Section 10, shall continue in full force and effect after expiry or termination of the Contract until all of Buyer’s obligations and liabilities under the Contract have been fully discharged, without regard to future changes in conditions, including change in law or any invalidity or irregularity with respect to the execution and delivery of this Guaranty.

6. Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, reimbursement or similar rights against Buyer with respect to this Guaranty. In addition, Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty by any payment made hereunder or otherwise, until all of Buyer’s obligations owed to Seller shall have indefeasibly been performed or paid in full.

7. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Guarantor or Buyer to Seller is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Seller upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Buyer, Guarantor or otherwise, and is so rescinded or returned to the party or parties making such payment, all as though such payment had not been made.

8. This Guaranty and the undertakings herein contained shall be binding upon the successors and assigns of Guarantor and shall extend to and inure for the benefit of the successors or permitted assignees of Seller. Guarantor may not assign its rights and obligations hereunder or assign or otherwise transfer this Guaranty or any interest herein, without the prior written consent of Seller. Seller may assign or transfer all or any of its right, title and interest in this Guaranty in connection with any assignment of the Contract in accordance with the requirements specified therein. No person other than Seller or such permitted assignees or transferees as described above is intended as a beneficiary of this Guaranty nor shall any such person have any rights hereunder.

9. No assignment or transfer of the Contract or this Guaranty shall operate to extinguish or diminish the liability of Guarantor hereunder.

10. This Guaranty shall terminate and shall no longer be of any force or effect, and shall promptly be returned by Seller to Guarantor, upon the earlier to occur of (a) the assignment of the Contract to the EPC Contractor in accordance with the Contract and delivery by the EPC Contractor of replacement credit support in accordance with Clauses 4 and 7 of the Contract or (b) Financial Closing.

11. In the event there is any dispute under the Contract that relates to a sum being claimed under this Guaranty, which dispute is submitted to arbitration in accordance with the Contract, the obligations under this Guaranty with respect to such sum being claimed shall be suspended pending the outcome of such arbitration and Guarantor further agrees that any award resulting from such arbitration shall be conclusive and binding on it for purposes of determining its obligation under this Guaranty.

12. Guarantor represents and warrants to Seller that: (a) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) the execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary actions on the part of Guarantor; and (c) this Guaranty constitutes a legally binding obligation of Guarantor, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting Seller’s rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

13. Subject to Section 2, Guarantor agrees to pay all expenses (including court costs and reasonable attorney’s fees) incurred by Seller in connection with defending and enforcing its rights under this Guaranty.

14. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, excluding only those provisions regarding conflict of laws.

15. The Parties irrevocably waive any objections, which they may have now or hereafter to (a) the personal or subject matter jurisdiction of the federal or state courts located in the State of New York, (b) the venue of any proceedings brought in the federal or state courts located in the State of New York, or (c) that such proceedings have been brought in a non-convenient forum. The Parties irrevocably agree that any final judgment (after appeal or expiration of time for appeal) entered by any such courts shall be conclusive and binding upon the Parties and may be enforced in the courts or any other jurisdiction to the fullest extent permitted by applicable law.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Guaranty to be executed by their respective authorized representatives as of the date first written above.

BAKER HUGHES ENERGY SERVICES LLC	VENTURE GLOBAL LNG, INC.

By:	By:	/s/ Jonathan W. Thayer
Name:	Name:	Jonathan W. Thayer
Title:	Title:	Chief Financial Officer